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                                                            EXHIBIT NO. 23.1

              Consent of Independent Certified Public Accountants

          We have issued our report dated September 15, 2000, accompanying the consolidated financial statements and schedule included in the Annual Report of ProsoftTraining.com on Form 10-K for the year ended July 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of ProsoftTraining.com on Form S-3 (File Nos. 333-40982, 333-30336, 333-35249, 333-28993 and 333-11247) and on Form S-8 (File No. 333-19477).

                                    /s/ Grant Thornton LLP

Dallas, Texas
October 13, 2000